UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2021

ZipRecruiter, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40406	27-2976158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

604 Arizona Avenue,	Santa Monica,	California	90401
(Address of principal Executive offices)			(Zip Code)
(877) 252-1062
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	ZIP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New President

Effective December 15, 2021, David Travers was appointed as President of ZipRecruiter, Inc. (“ZipRecruiter”). Mr. Travers, age 44, previously served as ZipRecruiter’s Chief Financial Officer since December 2015. Mr. Travers is the Managing Partner of Basepoint Ventures, where he has served since August 2014, and is a Partner at Rustic Canyon Partners, where he has served since 2005, both of which are venture capital firms. From 2002 to 2003, Mr. Travers served as an Executive Assistant to the National Security Advisor in the White House. From 1999 to 2002, Mr. Travers served as a Strategic Planning Senior Analyst at the Walt Disney Company. Mr. Travers holds a B.A. in International Relations from Stanford University and an M.B.A. from Harvard Business School.

In connection with his appointment as President, Mr. Travers’s annual base salary was increased to $430,000 and he was granted an additional equity award in the form of Restricted Stock Units covering 100,000 shares of ZipRecruiter’s Common Stock. The other existing compensation arrangements for Mr. Travers remain unchanged. There are no family relationships between Mr. Travers and any director or executive officer of ZipRecruiter, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of New Chief Financial Officer

Effective December 15, 2021, Timothy Yarbrough was appointed as Chief Financial Officer of ZipRecruiter. In this role, Mr. Yarbrough assumes the responsibilities of Principal Financial Officer from Mr. Travers. Mr. Yarbrough, age 38, previously served as ZipRecruiter’s Chief Business Officer since September 2020, as ZipRecruiter’s Senior Vice President of Finance from February 2017 to September 2020 and as ZipRecruiter’s Vice President of Finance from November 2014 to January 2017. From 2013 to 2014, Mr. Yarbrough served as the Director of Finance at Convertro, Inc., a business intelligence platform. Mr. Yarbrough previously has also held multiple financial, strategic and operational positions across several business segments at Qualcomm Inc., a semiconductor and telecommunications company, including as a Manager of Financial Planning and Analysis from 2011 to 2013, Finance Manager in Wireless Connectivity from 2009 to 2011, and as a Strategy & Finance Professional in the Strategic Finance group of FLO TV (a subsidiary of Qualcomm) from 2006 to 2009. Mr. Yarbrough holds a B.S. in Accounting from Oral Roberts University and an M.B.A. from the University of Wisconsin-Madison School of Business.

In connection with his appointment as Chief Financial Officer, Mr. Yarbrough’s annual base salary was increased to $400,000 and he was granted an additional equity award in the form of Restricted Stock Units covering 100,000 shares of ZipRecruiter’s Common Stock. The other existing compensation arrangements for Mr. Yarbrough remain unchanged. There are no family relationships between Mr. Yarbrough and any director or executive officer of ZipRecruiter, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of New Chief Accounting Officer

Effective December 15, 2021, Amy Garefis was appointed as Chief Accounting Officer of ZipRecruiter. Ms. Garefis will continue to serve as ZipRecruiter’s Principal Accounting Officer. Ms. Garefis, age 39, has served as ZipRecruiter’s Controller since November 2013 and previously served as ZipRecruiter’s Senior Vice President of Accounting since July 2019, as well as other management positions with ZipRecruiter including Vice President of Accounting from June 2015 to July 2019. From 2011 to 2013, Ms. Garefis served as Vice President and Controller at Wedbush Securities, Inc., a financial services and investment firm. From 2008 to 2011, Ms. Garefis worked as an Accounting Manager at Sony Pictures Entertainment, Inc., an entertainment company. From 2002 to 2008, Ms. Garefis served as an

Accounting Manager at Montgomery & Co., LLC, an investment bank. Ms. Garefis is a Certified Public Accountant and holds a B.A. in Economics from the University of California, Santa Barbara.

In connection with her appointment as Chief Accounting Officer, Ms. Garefis’s annual base salary was increased to $340,000 and she was granted an additional equity award in the form of Restricted Stock Units covering 100,000 shares of ZipRecruiter’s Common Stock. The other existing compensation arrangements for Ms. Garefis remain unchanged. There are no family relationships between Ms. Garefis and any director or executive officer of ZipRecruiter, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIPRECRUITER, INC.

Date: December 16, 2021	By:	/s/ David Travers
David Travers
President